Remarks:

Mr. McDearis' non-derivative securities owned beneficially comprise the following securities:

(a) 10,980 shares of restricted stock ("RS") were granted on August 11, 2014 and vested in 4 equal annual installments beginning on August 11, 2015 (4,586 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting and 6,394 have been sold); (b) 13,690 shares of RS were granted on February 13,
2015 and vested in 4 equal annual installments beginning on February 13, 2016
(5,785 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting and 7,905 have been sold); (c) 10,980 performance restricted stock units ("PRSUs") were earned on August 11, 2015 upon the vesting of a percentage of PRSUs granted August 11, 2014 upon the Issuer's achievement of performance goals for the period ended December 31, 2014 (4,817 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting and 4,270 have been sold); (d) 20,600 shares of RS were granted on February 11, 2016 and vested in 4 equal annual installments beginning on February 11, 2017 of which 1,102 shares of vested RS are held (8,297 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting and 11,201 have been sold); (e) 13,689
PRSUs were earned on February 13, 2016 upon the vesting of a percentage of PRSUs granted February 13, 2015 upon the Issuer's achievement of performance goals for the period ended December 31, 2015 (5,917 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting and 5,894 have been sold); (f)
15,124 shares of RS were granted on February 14, 2017 vesting in 4 equal annual installments beginning on February 14, 2018 (3/4 of the resulting shares are vested, of which 5,259 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting and 6,084 have been sold); (g) 20,600 PRSUs were earned on February 14, 2017 upon the vesting of a percentage of PRSUs granted February 11, 2016 upon the Issuer's achievement of performance goals for the period ended December 31, 2016 (7,894 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting and 7,401 have been sold); (h)
10,551 shares of RS were granted on February 12, 2018 vesting in 4 equal annual installments beginning on February 12, 2019 (1/2 of the resulting shares are vested, of which 2,420 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting and 2,855 have been sold); (i) 13,060 PRSUs were earned on February 14, 2018 upon the vesting of a percentage of PRSUs granted February 14, 2017 upon the Issuer's achievement of performance goals for the period ended December 31, 2017 (6,055 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting and 5,855 have been sold); (j)
6,681 PRSUs were earned on February 12, 2019 upon the vesting of a percentage of
PRSUs granted February 12, 2018 upon the Issuer's achievement of performance goals for the period ended December 31, 2018 (2/3 of the resulting shares are vested, of which 2,043 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting, 2,411 have been sold and the remaining shares will vest on February 12, 2021); (k) 15,235 shares of RS were granted on
February 12, 2019 vesting in 4 equal annual installments beginning February 12,
2020 (1/4 of the resulting shares are vested, of which 1,727 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting and 2,081 have been sold); (l) 16,639 PRSUs were earned on February 12, 2020 upon the vesting of a percentage of PRSUs granted February 12, 2019 upon the Issuer's achievement of performance goals for the period ended December 31, 2019 (1/3 of the resulting shares are vested, of which 2,572 of the resulting shares were withheld to satisfy tax liabilities incurred upon vesting, 2,975 have been sold, and the remaining shares will vest in two equal annual installments beginning on
February 12, 2021); (m) 12,530 shares of RS were granted on February 12, 2020 vesting in 4 equal annual installments beginning on February 12, 2021; and (n)
248 restricted stock units ("RSUs") were granted on May 1, 2020 and will vest in full on May 1, 2021.

The vesting of all RSUs are subject to the Reporting Person's continued
employment.